Exhibit 16

November 10, 2017

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

We have read the statements of ECARD, Inc. (formerly known as The Enviromart Companies, Inc.) included under Item 4.01 of Form 8-K dated November 10, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

Sadler, Gibb & Associates, LLC